UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On August 1, 2018, Popular, Inc. (the “Corporation”) issued a press release announcing that Popular Auto, LLC, Banco Popular de Puerto Rico’s auto finance subsidiary, completed the acquisition of certain assets and the assumption of certain liabilities related to Wells Fargo & Company’s auto finance business in Puerto Rico (the “Transaction”). A copy of the press release is attached hereto as Exhibit 99.1.

The Corporation is furnishing an investor presentation, which provides supplemental information regarding the Transaction. The executive officers of the Corporation intend to use the investor presentation furnished herewith, in whole or in part, in one or more meetings with investors and analysts. A copy of the investor presentation is attached hereto as Exhibit 99.2.

The Corporation does not intend for this Item 7.01 or Exhibits 99.1 and 99.2 to be treated as “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

99.1	Press release dated August 1, 2018.

99.2	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: August 3, 2018	By:	/s/ Javier D. Ferrer
Javier D. Ferrer
Executive Vice President, General Counsel and Secretary